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                                                                     EXHIBIT 5.1


                                                                ATTORNEYS AT LAW
                                                         1001 West Fourth Street
KILPATRICK STOCKTON LLP                 Winston-Salem, North Carolina 27101-2400
                                                         Telephone: 336.607.7300
                                                         Facsimile: 336.607.7505
                                            Web site: www.kilpatrickstockton.com

                                                            PETER S. BRUNSTETTER
                                     E-MAIL: PBRUNSTETTER@KILPATRICKSTOCKTON.COM
January 30, 2001                                       DIRECT DIAL: 336.607.7307



Krispy Kreme Doughnuts, Inc.
370 Knollwood Street
Winston-Salem, NC  27103

         RE: KRISPY KREME DOUGHNUTS, INC. RULE 462(b) REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Rule 462(b) Registration Statement on Form S-1 (File No. Pending) (the "Registration Statement") filed by Krispy Kreme Doughnuts, Inc. (the "Company"), a North Carolina corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 300,000 shares of Common Stock, no par value per share, of the Company (the "Common Stock"), consisting of 50,000 shares to be offered by the Company (the "Company Shares") and a total of 250,000 outstanding shares (the "Shareholder Shares") to be offered severally by certain selling shareholders.

As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein.

Based upon the foregoing, it is our opinion that (i) the Company Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable, and (ii) the Shareholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.


       ATLANTA - AUGUSTA - BRUSSELS - CHARLOTTE - LONDON - MIAMI - RALEIGH
                RESTON - STOCKHOLM - WASHINGTON - WINSTON-SALEM


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KILPATRICK STOCKTON LLP

Krispy Kreme Doughnuts, Inc.
January 30, 2001
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We hereby consent to the use of this opinion as an exhibit to the Registration
Statement.

                                        Yours truly,

                                        KILPATRICK STOCKTON LLP


                                        By: /s/ Peter S. Brunstetter
                                            --------------------------------
                                            Peter S. Brunstetter, Partner